UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 7, 2024
Date of Report (Date of earliest event reported)

GSE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14785	52-1868008
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6940 Columbia Gateway Dr., Suite 470, Columbia, MD 21046
(Address of principal executive offices and zip code)
(410) 970-7800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	GVP	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On August 8, 2024, GSE Systems, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Nuclear Engineering Holdings LLC, a Delaware limited liability company (“Parent”), and Gamma Nuclear Merger Sub LLC, a Delaware limited liability company and direct, wholly owned subsidiary of Parent (“Merger Sub”). The Merger Agreement provides that, subject to the terms and conditions set forth therein, Merger Sub will merge with and into the Company with the Company continuing as a wholly owned subsidiary of Parent (the “Merger”). The Company’s board of directors (the “Board”), by unanimous vote, determined that it is advisable and in the best interests of the Company and its stockholders for the Company to enter into the Merger Agreement and recommended that the Company’s stockholders adopt the Merger Agreement and approve the Merger.

Merger Consideration

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each issued and outstanding share of the Company’s common stock, par value $0.01 per share (the “Company Common Stock”) (other than shares owned by the Company, Parent or Merger Sub or any direct or indirect wholly owned subsidiary of Parent or Merger Sub or by stockholders of the Company who have neither voted in favor of the Merger nor consented to the Merger in writing and who have properly and validly exercised their statutory rights of appraisal in respect of such shares of Company Common Stock in accordance with Section 262 of the General Corporation Law of the State of Delaware) will be cancelled and extinguished and automatically converted into the right to receive cash in an amount equal to $4.10 per share (the “Merger Consideration”).

Company Restricted Stock Units (“RSUs”) and Performance-Based Restricted Stock Units (“PRSUs”)

None of the Company’s outstanding RSU or PRSUs granted pursuant to the Company’s Long-Term Incentive Plan (as amended and restated) (the “LTIP”) will be continued or replaced in connection with the Merger. At the Effective Time:

•
each then-outstanding RSU, whether vested or unvested, will automatically become fully vested and be canceled and converted automatically into the right of the holder to receive a cash payment (without interest and subject to applicable tax withholdings) equal to the product of (i) the Merger Consideration multiplied by (ii) the number of shares Company Common Stock subject to such RSU as of immediately prior to the Effective Time;

•
each then-outstanding PRSU granted under the LTIP for which the applicable performance period HAS ended at or prior to the Effective Time (each, a “Vested PSU”) will be cancelled and converted automatically into the right of the holder to receive a cash payment (without interest and subject to applicable tax withholdings), if any, equal to the product of (i) the Merger Consideration multiplied by (ii) the number of shares of Company Common Stock subject to such Vested PSU earned based on actual performance during the applicable performance period; and

•
each then-outstanding PRSU granted under the LTIP for which the applicable performance period HAS NOT ended prior to the Effective Time, will be cancelled and converted automatically into the right of the holder to receive a cash payment (without interest and subject to applicable tax withholdings), if any, equal to the product of (i) the Merger Consideration multiplied by (ii) the number of shares of Company Common Stock subject to such PSU earned based on actual performance achieved as of immediately prior to the Effective Time.

Pursuant to the terms of the Merger Agreement, the Company does not believe that any PRSUs will vest and receive Merger Consideration. The Company believes that 22,857 RSUs will either vest prior to the closing of the Merger or be accelerated and vest upon the closing of the Merger and result in the issuance of a commensurate number of shares of Company Common Stock.

Company Warrants

With respect to that certain Common Stock Purchase Warrant No. 1 issued by the Company to Lind Global Fund II LP (“Lind Global”) dated February 23, 2022 (the “First Warrant”), if the First Warrant is outstanding immediately prior to the Effective Time (whether or not such First Warrant is then exercisable), Lind Global will receive, in accordance with the terms of the First Warrant, a payment in cash of an amount equal to the product of (i) the total number of shares of Company Common Stock subject to the First Warrant, and (ii) the excess, if any, of the Merger Consideration over the exercise price per share of Company Common Stock subject to the First Warrant. Based upon the terms of the Merger Agreement, the Company believes that the foregoing payment will be zero dollars. The First Warrant will then be subsequently cancelled.

With respect to that certain Common Stock Purchase Warrant issued by the Company to Lind Global and dated June 23, 2023 (the “Second Warrant”), if the Second Warrant is outstanding immediately prior to the Effective Time (whether or not such Second Warrant is then exercisable), Lind Global will receive a cash payment, either (i) in accordance with the terms of the Second Warrant, in an amount equal to the product of (x) the total number of shares of Company Common Stock subject to the Second Warrant, and (y) the excess, if any, of the Merger Consideration over the exercise price per share of Company Common Stock subject to the Second Warrant, or (ii) in an amount calculated in accordance with the terms of the Second Warrant if Lind Global exercises its option under the terms of the Second Warrant to require the Company to purchase the Second Warrant for cash (which such option is exercisable at any time concurrently with or within thirty (30) days of the closing of the Merger). The Second Warrant will be cancelled immediately upon the issuance of such payment.

Merger Terms and Conditions

The Merger Agreement contains customary covenants made by each of the Company, Parent and Merger Sub, including, among others, covenants by the Company regarding the conduct of its business prior to the closing of the Merger.

Consummation of the Merger is subject to the satisfaction or waiver of customary closing conditions, including adoption of the Merger Agreement by the Company’s stockholders and the absence of any statute, rule, regulation, order, or other legal or regulatory restraint preventing, prohibiting or enjoining the consummation of the Merger. The Merger Agreement does not contain any financing condition.

Subject to the terms of the Merger Agreement, either the Company or Parent may terminate the Merger Agreement: (a) by mutual consent, (b) if any final order or law prohibiting the consummation of the Merger comes into effect; (c) the Merger has not been consummated by February 8, 2025  (the “Outside Date”); or (d) the Company’s stockholders fail to adopt the Merger Agreement. Parent may terminate the Merger Agreement in certain additional limited circumstances, including where (i) the Board changes its recommendation that the Company’s stockholders vote to adopt the Merger Agreement or (ii) the Company materially breaches its representations, warranties or covenants under the Merger Agreement. The Company may terminate the Merger Agreement in certain additional limited circumstances, including to allow the Company to enter into an agreement providing for an alternative acquisition transaction that constitutes a Superior Proposal (as defined in the Merger Agreement) or Parent or Merger Sub’s material breach of their representations, warranties or covenants under the Merger Agreement (in each case subject to additional terms in the Merger Agreement).

Upon termination of the Merger Agreement, under specified circumstances, including, among others, termination by the Company in order to enter into an agreement providing for a Superior Proposal (as defined in the Merger Agreement), the Company will be required to pay Parent a termination fee of $600,000 (the “Termination Fee”). The Merger Agreement also provides that the Company, on the one hand, or Parent and Merger Sub, on the other hand, may specifically enforce the obligations of the other party under the Merger Agreement. The aggregate liability of Parent and Merger Sub for monetary damages for breaches of the Merger Agreement is capped at the Termination Fee.

The Merger Agreement contains customary representations and warranties by each of the Company, Parent and Merger Sub. These representations and warranties were made solely for the benefit of the parties to the Merger Agreement and (a) should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (b) may have been qualified in the Merger Agreement by confidential disclosures that were made to the other party in connection with the negotiation of the Merger Agreement; (c) may apply contractual standards of “materiality” that are different from “materiality” under applicable securities laws; and (d) were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement.

The foregoing description of the Merger Agreement, and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is included in this Current Report as Exhibit 2.1 and is incorporated herein by reference.

Equity Commitment Letter

Simultaneously with the execution of the Merger Agreement, Pelican Energy Partners Base Zero LP and Pelican Energy Partners Base Zero (Parallel) LP entered into an equity commitment letter with Parent obligating Pelican to fund the Merger Consideration contemplated by the Merger Agreement.

Waiver of Standstill Provisions

As part of the process leading up to the Merger Agreement, parties receiving access to confidential information of the Company agreed to a customary standstill arrangement that included an agreement that such bidders would not request the Company, its Board of Directors or any of its representatives, directly or indirectly, amend or waive such standstill. On August 7, 2024, the Board of Directors waived the portion of the standstill containing the prohibition against requesting an amendment or waiver of such standstill.

Parent Note

On August 7, 2024, the Company and Parent entered into that certain Senior Secured Promissory Note in the principal amount of $1,398,447.50 (the “Parent Note”). Pursuant to the terms of the Parent Note, interest accrues at a rate per annum equal to 12.50%. Interest payments under the Parent Note are due and payable on the last business day of each calendar month and on the Maturity Date (as defined below). Interest shall be paid, at the option of the Company, (x) in kind by capitalizing such interest and adding the unpaid amount thereof on each such payment date or (y) in cash. Upon an event of default, interest shall accrue at 14.50%. The Company shall pay the outstanding principal amount on the earlier to occur of (x) August 6, 2025 and (y) the occurrence of a Change of Control (the “Maturity Date”).

The Company may prepay the Parent Note upon five business days’ notice to Parent provided that the Company must pay a prepayment premium in connection with such voluntary prepayment equal to the amount of interest which would accrue from the date of prepayment through the Maturity Date. The Company shall be obligated to prepay the Parent Note (a) in the event the Company or its subsidiaries sells, transfers or otherwise disposes of its respective assets outside of the ordinary course of business or (b) in connection with a casualty event in respect of the Company’s or its subsidiaries’ respective real property or other assets, subject to customary reinvestment rights. Upon the occurrence of an event of default as described in the Parent Note, Parent has the right to require the Company to prepay the outstanding principal amount of the Parent Note, plus accrued interest.

The Company’s obligations under the Parent Note are secured by a first priority lien on substantially all of the Company’s and its subsidiaries’ assets pursuant to the terms of a Security Agreement by and among Parent, the Company and the Company’s subsidiaries (the “Parent Security Agreement”) and a security interest in the equity securities of the Company’s subsidiaries pursuant to the terms of a Pledge Agreement by and among Parent, the Company and GSE Performance Solutions, Inc. (the “Parent Pledge Agreement”). The Parent Note is guaranteed by each of the Company’s subsidiaries pursuant to a Guaranty by and among Parent and each of the Company’s subsidiaries.

The Company used the proceeds of the Parent Note to pay in full all outstanding indebtedness owed to Lind Global as further described under Item 1.02 herein. The Parent Note also included amounts owed to Parent’s counsel with respect to the Parent Note.

The foregoing description of the Parent Note, the Parent Security Agreement, the Parent Pledge Agreement, the Parent Guaranty Agreement, and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Parent Note, the Parent Security Agreement, the Parent Pledge Agreement, the Parent Guaranty Agreement, which are included in this Current Report as Exhibits 10.1, 10.2, 10.3 and 10.4 respectively, and are incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

On August 7, 2024, the Company repaid in full, in cash and through the delivery of 114,976 shares of Company Common Stock, all outstanding indebtedness owed to Lind Global, which satisfied that certain Senior Convertible Promissory Note, dated June 23, 2023, as amended, which was in the original principal amount of $1,800,000 (the “Lind Note”), and all ancillary agreements in connection therewith. In connection with the Company’s prepayment of the Lind Note, and pursuant to its terms, Lind Global elected to convert $314,000 of the outstanding principal amount of the Lind Note into Company Common Stock. In addition, at the time of conversion and based upon that certain Second Amendment to the Lind Note, dated February 12, 2024, Lind Global asserted that it was entitled to $360,000 in addition to the remaining principal balance due on the Lind Note of $1,500,000. The Company disputed this amount and, following negotiations among the parties, the Company agreed to pay $180,000 in full satisfaction of the claim.

Item 2.03.	Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure set forth under Item 1.01 (Parent Note) above, which disclosure is incorporated herein by reference.

Item 8.01.	Other Events.

On August 8, 2024, the Company and Parent issued a joint press release announcing their execution of the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

2.1	Agreement and Plan of Merger, dated August 8, 2024.*
10.1	Senior Secured Promissory Note, dated August 7, 2024.
10.2	Security Agreement, dated August 7, 2024.
10.3	Pledge Agreement, dated August 7, 2024.
10.4	Guaranty, dated August 7, 2024.
99.1	Press Release, dated August 8, 2024.

*
Current exhibits and schedules to the Merger Agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.

Additional Information and Where to Find It

This communication is being made in respect of the Merger. In connection with the proposed Merger, the Company will file with the SEC a proxy statement on Schedule 14A relating to its special meeting of stockholders and may file or furnish other documents with the SEC regarding the Merger. When completed, a definitive proxy statement will be mailed to the Company’s stockholders. STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT REGARDING THE MERGER (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND ANY OTHER RELEVANT DOCUMENTS FILED OR FURNISHED WITH THE SEC IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. The Company’s stockholders may obtain free copies of the documents the Company files with the SEC from the SEC’s website at www.sec.gov or through the Investor Center section of the Company’s website at www.gses.com.

Cautionary Statement Regarding Forward-Looking Statements

Some of the statements contained in this Current Report on Form 8-K constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this Current Report on Form 8-K reflect the Company’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances, many of which are beyond the control of the Company, that may cause actual results and future events to differ significantly from those expressed in any forward-looking statement, which risks and uncertainties include, but are not limited to: the ability to complete the Merger on the proposed terms or on the anticipated timeline, or at all, including risks and uncertainties related to securing the necessary stockholder approval and satisfaction of other closing conditions to consummate the Merger; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; risks that the Merger disrupts the Company’s current plans and operations or diverts the attention of the Company’s management or employees from ongoing business operations; the risk of potential difficulties with the Company’s ability to retain and hire key personnel and maintain relationships with customers and other third parties as a result of the Merger; the risk that the Merger may involve unexpected costs and/or unknown or inestimable liabilities; the risk that the Company’s business may suffer as a result of uncertainty surrounding the Merger; the risk that stockholder litigation in connection with the Merger may affect the timing or occurrence of the Merger or result in significant costs of defense, indemnification and liability; effects relating to the announcement of the Merger or any further announcements or the consummation of the Merger on the market price of the Company’s Common Stock.

While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance or events. Any forward-looking statement speaks only as of the date on which it was made. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, or new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the Company’s Amended Annual Report on Form 10-K/A for the fiscal year ended December 31, 2023, filed with the SEC on April 2, 2024 (as amended on April 2, 2024 and April 29, 2024), as updated by the Company’s subsequent periodic reports filed with the SEC.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the Merger. Information about the Company’s directors and executive officers and their ownership of the Company’s Common Stock is set forth in the Company’s Amended Annual Report on Form 10-K/A for the fiscal year ended December 31, 2023, filed with the SEC on April 2, 2024 (as amended on April 2, 2024 and April 29, 2024). Additional information regarding the identity of participants in the solicitation of proxies, and a description of their direct or indirect interests in the proposed transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed Merger when they become available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSE SYSTEMS, INC.

By:

/s/ Emmett Pepe
Emmett Pepe
Chief Financial Officer

August 8, 2024